Exhibit 4.2
NORSK HYDRO a.s,
Issuer
TO
THE CHASE MANHATTAN BANK, N.A.,
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of April 15, 1993

     FIRST SUPPLEMENTAL INDENTURE, dated as of April 15, 1993 between NORSK HYDRO a.s, a company duly organized and existing under the laws of the Kingdom of Norway (herein called the “Company”), having its principal office at Bygdøy allé 2.N-0257 Oslo 2, Norway and THE CHASE MANHATTAN BANK, N.A., a national banking association, as Trustee (herein called the “Trustee).
RECITALS OF THE COMPANY
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 15, 1992 (the “Indenture”), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the ‘Securities”), to be issued in one or more series as provided in the Indenture. All terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture;
     WHEREAS, Section 901(5) of the Indenture provides, among other things, that the Company, when authorized by a Corporate Authorization, and the Trustee, at any time and from time to time, may, without the consent of any Holder, enter into an indenture supplemental to the Indenture for the purpose of adding to, changing or eliminating any provision of the Indentures, provided that such addition, change or elimination shall not be effective as to any Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, with respect to the Securities of all or any series Outstanding or issued on or after the date hereof as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION
     SECTION 1.1. Definitions. Section 101 of the Indenture is hereby amended by:
     (i) adding the following provision after the definition of Defaulted Interest:

     “‘Depositary’ means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.”
     (ii) adding the following provisions after the definition of Event of Default:
     “‘Exchange Act’ means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.”
“‘Expiration Date’ has the meaning specified in Section 104.”
     “‘Global Security’ means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).”
     SECTION 1.2. Acts of Holders; Record Dates. Section 104 of the Indenture is hereby amended by:
     (i) deleting paragraph (c) in its entirety and redesignating paragraphs (d) and (e) as paragraphs (c) and (d); and
     (ii) adding the following provisions as new paragraphs (e) and (f), respectively:
     “(e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
     With respect to any record date set pursuant to this Section, the Company party hereto which sets such record dates may designate any day as the ‘Expiration Date’ and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     (f) No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.”

ARTICLE TWO
SECURITY FORMS
     SECTION 2.1. Forms Generally. Section 201 of the Indenture is hereby amended by inserting the words “Depositary therefor or” after the words “any securities exchange or” in the first paragraph thereof.
     SECTION 2.2. Form of Legend for Global Securities. Section 204 of the Indenture is redesignated Section 205 and the following provisions are added as new Section 204:
“SECTION 204. Form of Legend for Global Securities.
     Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.”
ARTICLE THREE
THE SECURITIES
     SECTION 3.1. Amount Unlimited; Issuable in Series. Section 301 of the Indenture is hereby amended by redesignating clauses (16) thereof as clause (17) and adding the following provision as new clause 16:
     “(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof:”

SECTION 3.2. Registration, Registration of Transfer and Exchange. Section 305 of the Indenture is hereby amended by adding the following provisions at the end thereof.
     “The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.
     (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
     (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.”
ARTICLE FOUR
MISCELLANEOUS
     SECTION 4.1. Application of First Supplemental Indenture. The provisions and benefits of this First Supplemental Indenture shall not be effective with respect to Securities Outstanding prior to the execution hereof.
     SECTION 4.2. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

     SECTION 4.3. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NORSK HYDRO a.s
By /s/ Georg Størmer
Name:	Georg Størmer
Title:	Senior Vice President Finance

Attest:
By /s/ Ivar A. Myhrvold
Name:	Ivar A. Myhrvold
Title:	Attorney of Law

THE CHASE MANHATTAN BANK, N.A.
By /s/ JP Heaney
Name:	JP Heaney
Title:	Vice President

Attest:
By /s/ Denise Long
Name:	Denise Long
Title:	Assistant Secretary

CITY OF OSLO                    )
                                                ) ss.:
KINGDOM OF NORWAY )

     On the ___day of June, 1993 before me personally came Georg Størmer and Ivar A. Myhrvold, to me known, who, being by me duly sworn, did depose and say that they are Senior Vice President Finance and Attorney of Law of NORSK HYDRO a.s, one of the corporations described in and which executed the foregoing instrument; that they are duly authorized for the purposes of this instrument and that they have signed their names thereto under such authority.

/s/ Ragnar Askheim
Ragnar Askheim
Byfogd

STATE OF NEW YORK )
                                            ) ss.:
COUNTY OF KINGS       )
     On the 11th day of June, 1993 before me personally came James Heaney and Denise Long, to me known, who, being by me duly sworn, did depose and say that they are Vice President and Assistant Secretary of THE CHASE MANHATTAN BANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their names thereto by like authority.

/s/ Margaret M. Price
Margaret M. Price
Notary Public, State of New York No. 24-4980599 Qualified in Kings County Commission Expires April 22, 1995